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                                                                    EXHIBIT 23A




                        INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference of our report, dated
February 14, 1996 (which includes an explanatory paragraph related to changes in accounting for income taxes and investments in 1993 and 1994, respectively), with respect to the consolidated financial statements of Continental Cablevision, Inc. and subsidiaries appearing in the Registration Statement on Form S-4 of U S WEST, Inc. (which includes the proxy statement of Continental Cablevision, Inc. related to the proposed merger of Continental Cablevision, Inc. into U S WEST, Inc. or a subsidiary of U S WEST, Inc.), which report has been incorporated by reference in this Current Report on Form 8-K of U S WEST, Inc., in each of the following:

     1. Post-Effective Amendment No. 1 to U S WEST, Inc.'s Registration Statement on Form S-3, File Nos. 33-50047 and 33-50047-01.

     2.  Post-Effective Amendment No. 1 to Registration Statement of
         U S WEST, Inc. on Form S-3, File Nos. 33-50049 and 33-50049-01.

     3. Post-Effective Amendment No. 1 to Registration Statement of U S WEST, Inc. on Form S-3, File Nos. 33-57889, 33-57889-01,
         33-57889-02, 33-57889-03 and 33-57889-04.

     4. Post-Effective Amendment No. 3 to Registration Statement of U S WEST, Inc. on Form S-3, File No. 33-62451.

     5.  Registration Statement of U S WEST, Inc. on Form S-3, File No.
         33-63087.

     6. Registration Statements of U S WEST, Inc. on Form S-8, File Nos. 33-63089, 33-63093, 33-63085, 33-63091 and 333-01931.

We also consent to all references to our firm under the heading "Experts" in each of the Registration Statements listed above.


                                       DELOITTE & TOUCHE LLP
                                       Boston, Massachusetts
                                       October 8, 1996